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                                                                    Exhibit 10.7

                   SECURITY ASSOCIATES INTERNATIONAL, INC.

                 PURCHASE OF STOCK OF WINNETKA INVESTORS, INC.

     THIS AGREEMENT is made as of September 5, 1996, between the persons identified on Schedule 1.2 (the "Sellers" or individually, the "Seller"), duly represented by their respective attorneys in fact, William J. Gibbons, pursuant to the special irrevocable powers of attorney attached hereto as Exhibit A (the "Powers of Attorney"); and Security Associates International, Inc., a Delaware corporation (the "Purchaser" or "SAI").

     WHEREAS, the Sellers are the owners of all of the issued and outstanding capital stock of Winnetka Investors, Inc., a Delaware corporation ("Winnetka") and have been the only owners of the capital stock of Winnetka since its organization in 1993; and

     WHEREAS Winnetka is the owner of fifteen and two tenths percent (15.2%) of the outstanding membership interests of Monitor Service Group, LLC, an Illinois limited liability company ("MSG"); MCAP Investors, Inc., a Delaware corporation ("MCAP") is the owner of twenty four and eight tenths percent (24.8%) of the outstanding membership interests of MSG; and Purchaser is the indirect owner of the remaining sixty percent (60%) of such membership interests; and

     WHEREAS, each Seller is the owner of that number of shares of Winnetka set forth opposite such Seller's name on Schedule 1.2 ("Seller's Winnetka Shares"); and


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     WHEREAS, Sellers wishes to sell and Purchaser wishes to purchase all of
Sellers' shares in Winnetka (the "Winnetka Shares");

     NOW THEREFORE, in consideration of the mutual promises and covenants set forth below, the parties do hereby agree as follows:

                                   SECTION 1

     1.1. Sale. Each Seller shall sell to Purchaser and Purchaser shall purchase from each Seller on the Closing Date (as hereinafter defined) all of such Seller's right, title and interest in and to such Seller's Winnetka Shares.

     1.2. Payment of Purchase Price. The aggregate purchase price of the aforesaid sale of the Winnetka Shares owned by all the Sellers ("Aggregate Purchase Price") shall be (i) One Hundred Fifty-Nine Thousand Nine Hundred Eighty Dollars ($159,980.00), (Two Hundred Ten Dollars and Fifty Cents ($210.50) per Winnetka Share) payable on the Closing Date by a certified checks or by wire transfers of immediately available funds, and (ii) options to purchase the number of shares of SAI Common Stock set forth on Schedule 1.2, in the form of Exhibit 1.2 hereto. That portion of the Aggregate Purchase Price allocable and payable to each Seller is set forth on Schedule 1.2.

     1.3. Payment in full of Promissory Notes Issued in 1993. The entire principal and interest due with respect to the promissory notes issued by MSG in November and December of 1993 in the aggregate principal amount of eight hundred thousand dollars ($800,000.00) and described on Schedule 1.3 (the "1993 Promissory Notes") shall be paid in full on the Closing Date. The amount to be paid in complete satisfaction of the

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1993 Promissory Notes shall be the aggregate principal amount thereof plus the stipulated unpaid interest thereon to the Closing Date, at the rate set forth on Schedule 1.3, payable by certified checks or by wire transfers of immediately available funds, at the option of each holder, to the holders of the 1993 Promissory Notes.

     1.4. Payment in full of Promissory Notes Issued to William J. Gibbons. The promissory notes issued to William J. Gibbons ("Gibbons") of 26 Woodley Rd., Winnetka, Illinois, by MSG and RMR Management Corp. ("RMR") described on
Schedule 1.3 (the "Gibbons Notes"), shall be paid in full on the Closing Date. The amount to be paid in full satisfaction of the Gibbons Notes shall be the aggregate principal amount thereof plus the stipulated unpaid interest thereon to the Closing Date, at the rate set forth on Schedule 1.3, payable by certified check or checks.

     1.5. Escrow.

          1.5.1 Deposit in Escrow of Documents by Sellers. No later than one (1) day prior to the Closing Date each Seller shall deposit in escrow (the
"Escrow") with MCAP Investors, Inc. of 20 Main Street, Park Ridge, Illinois as the escrow agent (the "Escrow Agent"), pursuant to the escrow agreement attached as Exhibit 1.5.1 (the "Escrow Agreement"), the following documents:

          (i) a stock certificate and a duly executed, undated stock transfer power in the form of Exhibit 1.5.1A representing that number of Winnetka Shares owned by such Seller (the "Winnetka Certificate and Stock Power") and evidencing the transfer of ownership and legal title to such Seller's Winnetka Shares to Purchaser;

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          (ii)   a duly executed and undated power of attorney in the form of
                 Exhibit A; and

          (iii) instructions from each Seller and each holder of the 1993 Promissory Note and the Gibbons Notes ("Holders") electing to receive payment by wire transfer ("Wire Transfer Instructions").

           (iv) instructions from each Seller and each Holder electing to receive payment by certified check ("Certified Check Instruction").

           In addition, there shall be deposited in Escrow the Winnetka Certificate in the form of Exhibit 5.5.

           1.5.2 Deposit in Escrow of Documents by the Holders of the 1993 Promissory Notes. No later than one (1) day prior to the Closing Date
(as hereinafter defined) the holders of the 1993 Promissory Notes shall each deposit in Escrow with the Escrow Agent pursuant to the Escrow Agreement, the following documents:

           (i) All of such holder's 1993 Promissory Notes and the security agreements securing such notes (the "1993 Security Agreements"); and

           (ii) duly executed and undated termination forms (UCC - 3) for any financing statements filed in connection with such holders 1993 Promissory Notes.


           1.5.3 Deposit in Escrow of Documents by Gibbons. No later than one
(1) day prior to the Closing Date Gibbons or the holders of the Gibbons
Notes shall deposit

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in Escrow with the Escrow Agent pursuant to the Escrow Agreement, the following documents:

           (i) All of the Gibbons Notes and the security agreements securing such notes (the "Gibbons Security Agreements"); and

           (ii) duly executed and undated termination forms
                (UCC - 3) for any financing statements filed in connection with the Gibbons Notes.

           1.5.4 Deposit in Escrow by Purchaser. On or before the Closing, Purchaser shall deliver to the Escrow Agent (i) certified checks payable to those Sellers and Holders electing to receive payment in the form of certified check in the amount set forth opposite each such Seller's and Holder's name on Schedule 1.2 (the "Seller Certified Checks") or, at the option of each such Seller or Holder, immediately available funds deposited to the account of the Escrow Agent or to the account of such other person as the Escrow Agent may designate ("Escrow Deposit") in the amount set forth opposite each such Seller's or Holder's name on Schedule 1.2; (ii) the Options issued to each of the Sellers for the number of shares of SAI Common Stock set forth on
Schedule 1.2 opposite such Seller's name; (iii) certified checks or wire transfers in immediately available funds at the option of each Holder payable to each of the Holders of the 1993 Promissory Notes in the amount set forth opposite such Holder's name on Schedule 1.3 (the "1993 Holders Certified Checks" or the "1993 Holder's Wire Transfers", respectively); and (iv) a certified check payable to Gibbons in the amount set forth on Schedule 1.4 (the "Gibbons Certified Check")

           1.5.5 The Escrow shall terminate and be of no further force or effect and the documents specified in Section 1.5.1, Section 1.5.2 and
Section 1.5.3 shall be


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returned by the Escrow Agent forthwith to the Sellers, the Holders of the 1993 Promissory Notes and Gibbons, respectively, if all of the items specified in Section 1.5.4 have not been delivered to the Escrow Agent by Purchaser on or before the Closing and any items theretofore delivered pursuant to Section 1.5.4 shall forthwith be returned to Purchaser.



                                   SECTION 2

                                  Closing Date

     2.1. Closing Date. The closing of the purchase and sale of the Winnetka Shares and the other transactions to be consummated hereunder shall be held at the offices of the Purchaser's counsel, Sachnoff & Weaver, Ltd., 30 South Wacker Drive, Suite 2900, Chicago, Illinois, at 9:00 a.m., local time on September 5, 1996 (the "Closing") or at such other time and place upon which the Sellers and the Purchaser shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").
     2.2. Delivery: Consideration. At the Closing, the Escrow Agent shall deliver (i) to each Seller, each such Seller's Certified Check in the amount set forth on Schedule 1.2 opposite such Seller's name or at the option of each such Seller shall remit such amount by wire transfer in immediately available funds to such Seller's account as specified in the Wire Transfer Instructions; and the Options to be issued to such Seller as set forth on Schedule 1.2; (ii) to the Holders of the 1993 Promissory Notes, the 1993 Holders Certified Checks or the 1993 Holder's Wire Transfers, in the amounts set forth on Schedule 1.3 and sent to the place indicated in writing by the Holder or its agent; (iii) to William J. Gibbons or the holders of the Gibbons Notes, the Gibbons Certified Checks;


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and (iv) to Purchaser, the Winnetka Certificates and Stock Powers, the
Powers of Attorney, the Seller's Releases, the 1993 Promissory Notes, the UCC-3s related to the 1993 Promissory Notes, the Gibbons Promissory Notes and the UCC-3s related to the Gibbons Promissory Notes and the Winnetka Certificate.


                                   SECTION 3

                    Representations and Warranties of Seller

     Each Seller represents and warrants with respect to itself only, and not with respect to any other Seller:

     3.1. Organization and Standing: Articles and By-Laws. If Seller is a corporation, or other governmentally sanctioned entity, such Seller is duly organized and existing under, and by virtue of, the laws of the jurisdiction of its formation and is in good standing under such laws. Seller has requisite power and authority to own and operate its properties and assets, and to carry on its business as presently conducted.

     3.2. Power and Authority. Seller will have at all times prior to and on the Closing Date all requisite legal power and authority necessary to execute and deliver this agreement, to sell Seller's Winnetka Shares to Purchaser, to grant the Power of Attorney to Winnetka Investors , and to deliver said documents to the Escrow Agent.

     3.3. Authorization. All action on the part of Seller necessary for the authorization, execution, delivery and performance of this Agreement and of the documents specified in Section 1.5.1 to be executed by Seller has been taken or will be taken prior to the Closing. This Agreement, and said documents, when executed and


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delivered by Seller, shall constitute a valid and binding obligation of
Seller, enforceable in accordance with its terms.

     3.4. Good Title to Winnetka Shares. Seller has, and upon consummation of the purchase and sale of such Seller's Winnetka Shares as provided in this Agreement, Purchaser will obtain, good and marketable title to such Seller's Winnetka Shares, free and clear of any liens, charges, claims or encumbrances (other than those that may result from Purchaser's actions); Seller has continuously owned its Winnetka Shares since they were issued in 1993 and will continue to own them until the Closing; Seller owns no options, warrants, convertible instruments and is entitled to no pre-emptive rights that would entitle Seller to acquire any interest in Winnetka or MSG.

     3.5. Brokers or Finders. Seller has not incurred and will not incur, as a result of any action taken by Seller, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection herewith.

     3.6. Litigation. There are no actions, suits, proceedings or investigations pending against Seller or its assets before any court or governmental agency (nor, to the best of the Seller's knowledge, is there any reasonable basis therefor).

     3.7. Validity of Certain Documents. The documents specified in Section
1.5.1 to be executed by Seller will be valid and binding on Seller in accordance with their terms upon their delivery to Purchaser, will accomplish the purpose for which they are intended, and will have been duly authorized by Seller and executed by the persons authorized by Seller to do so.

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     3.8. Compliance with Other Instruments. The execution, delivery and performance of and compliance with this Agreement, and the sale to Purchaser of Seller's Winnetka Shares, will not result in any material violation of, or conflict with, or constitute a material default under, the Articles or By-Laws (or other organizational documents), if any, of Seller (if Seller is a corporation or other governmentally sanctioned entity), or of any agreement of Seller, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon Seller's Winnetka Shares; and there is no such violation or default which materially adversely affects the Seller.

     3.9. Tax Matters. Seller has timely paid all taxes owed by it and is unaware of any pending matter which would result in the assertion by any taxing authority of any valid deficiency in any material amount for taxes due from Seller.

     3.10. Securities Laws Matters. The following representations and warranties are made by Seller in connection with its acceptance of the Options as part of the consideration for the sale of its Winnetka Shares to Purchaser:

           3.10.1. The Seller has read the Risk Factors and the SAI Pro Forma Financial Projections (collectively, the "Disclosure Documents") attached hereto as Exhibit 3.10.1A and 3.10.1B and understands the risks presented by its investment in the Purchaser, and understands and is familiar with the business of the Purchaser and confirms that all documents, records and books pertaining to the investment in the Options requested by it have been made available.

           3.10.2. Seller understands and acknowledges that the projections of future performance contained in the Disclosure Documents may not in fact be achieved
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      because of many possible factors including, but not limited to, those included in the Risk Factors, as well as future events that have not been anticipated by Purchaser or its management.

           3.10.3. Seller has had an opportunity to ask questions of and receive answers from the Purchaser, its founders and managers or a person or persons acting on their behalf, concerning the Disclosure Documents, the business of the Purchase and the terms and conditions of the Options and all such questions have been answered to its satisfaction.

           3.10.4. Seller understands that the Options have not been registered under the Securities Act of 1933 (the "Act"), or any state securities acts, and are being offered and sold in reliance on exemptions from registration pursuant to Section 4(2) of the Act and/or Regulation D promulgated under the Act, and applicable exemptions under pertinent state securities acts.

           3.10.5. The Options are being acquired solely for Seller's own account for investment and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof and Seller has no present plans to enter into any such contract, undertaking, agreement or arrangement

           3.10.6. Seller acknowledges and is aware of the following:

             (a) That the Purchaser has a very limited history of operations; that there are competitors capable of serving the market the Purchaser operates in, some of which have greater financial and professional resources than does the Purchaser; and that the Options are speculative investments which

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             involve a high degree of risk of loss by the undersigned of his entire investment.

             (b) That there are substantial restrictions on the transferability of the Options, including a restriction against transfer without registration under federal and state securities laws or an exemption therefrom; the Seller has no rights to require that the Options be registered under the Act or any state securities laws; there will be no public market for the Options; and the Seller may have to hold the Options until maturity and it may not be possible for the undersigned to liquidate his investment in the Purchaser.

                                   SECTION 4

                  Representations and Warranties of Purchaser

     4.1. Organization and Standing; Articles and By-Laws. Purchaser is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. Purchaser has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.

     4.2. Corporate Power. Purchaser will have at the Closing Date all requisite power and authority to execute and deliver this Agreement, to purchase the Winnetka Shares to pay in full the 1993 Promissory Notes and the Gibbons Notes and to carry out and perform its obligations under the terms of this Agreement.

     4.3. Authorization. All action on the part of Purchaser necessary for the authorization, execution, delivery and performance of this Agreement by Purchaser has been taken or will be taken prior to the Closing. This Agreement, when executed and

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delivered by Purchaser, shall constitute a valid and binding obligation of Purchaser, enforceable in accordance with its terms.

                                   SECTION 5

                       Purchaser's Conditions to Closing

     Purchaser's obligation to purchase the Winnetka Shares and to perform its other obligations hereunder are subject to the fulfillment of the following conditions, the waiver of which shall not be effective unless it is provided in writing:

     5.1. Correctness of Representations and Warranties. The representations and warranties made by each Seller in Section 3 hereof shall be true and correct when made and shall be true and correct on the Closing Date.

     5.2. Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by each Seller on or prior to the Closing Date shall have been performed or complied with in all material respects, including but not limited to the establishment of the Escrow pursuant to Section 1.5 and the delivery to the Escrow Agent by Seller of all the documents specified in
Section 1.5.1 on or before the date therein specified.

     5.3. Deposit in Escrow of Gibbons' and 1993 Noteholders' Documents. Delivery by the holders of the 1993 Promissory Notes and William J. Gibbons of all of the documents specified in Section 1.5.2 and 1.5.3, respectively, on or before the date therein specified.

     5.4. Consummation of Related Transactions. On or before the Closing Date, all of the transactions contemplated by that certain Security Associates International, Inc.

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Common Stock Subscription and Purchase Agreement, dated September __,
1996, among Security Associates International, Inc., TJS Partners and the Security Associates International, Inc. and the Purchase of Stock of MCAP Investors, Inc. Agreement, dated September __, 1996, shall have been consummated.

     5.5. Winnetka Certificate. Purchaser shall have received at or prior to the Closing a certificate executed by R. Wherfel, President of Winnetka, on behalf of Winnetka in the form of Exhibit 5.5.

                                   SECTION 6

     Sellers Conditions to Closing Sellers' obligation to sell the Winnetka Shares to Purchaser and to perform their other obligations hereunder is subject to the fulfillment as of the Closing Date of the following conditions, the waiver of which shall not be effective unless it is provided in writing.

     6.1. Representations. The representations made by the Purchaser in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

     6.2. Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects, including but not limited to the establishment of the Escrow pursuant to Section 1.5 and the delivery to the Escrow Agent by Purchaser of the documents specified in Section
1.5.4 on or before the date therein specified.



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     6.3. Legal Matters. All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to the Sellers.

     6.4. Consummation of Related Transactions. On or before the Closing Date, all of the transactions contemplated by that certain Security Associates International, Inc. Common Stock Subscription and Purchase Agreement, dated September ___, 1996, among Security Associates International, Inc., TJS Partners shall have been consummated.

                                   SECTION 7

                        Affirmative Covenants of Sellers

     Each of the Sellers hereby covenants and agrees as follows:

     7.1. Assistance from Sellers in Transferring Seller's Winnetka Shares to Purchaser. Each Seller shall after the Closing take all action reasonably requested by Purchaser to assist Purchaser in obtaining good title to and ownership of such Seller's Winnetka Shares. Sellers shall provide Purchaser with such corporate filings and other corporate documents as Purchaser may reasonably request.

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                                   SECTION 8

                                 Miscellaneous

     8.1. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Illinois, excluding its conflicts of laws rules.

     8.2. Survival. The representations and warranties, covenants and agreements made herein shall survive this Agreement and the closing of the transactions contemplated hereby.

     8.3. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto. Neither party hereto may assign its obligations hereunder without the written consent of the other party.

     8.4. Entire Agreement: Amendment. This Agreement and the other documents delivered pursuant hereto on or before the Closing constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     8.5. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage

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prepaid, or otherwise delivered by hand or by messenger, if to
Purchaser, at James S. Brannen, President, Security Associates International, Inc., 2101 S. Arlington Heights Road, Arlington Heights, Illinois 60005-4142, or at such other address Purchaser shall have furnished to the Sellers in writing; or if to Sellers, at William J. Gibbons, 26 Woodley Road, Winnetka, Illinois, or at such other address the Sellers shall have furnished to Purchaser in writing. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     8.6. Counterparts. This Agreement may be executed in one or more identical counterparts each which shall be enforceable against the parties actually executing such counterparts and all of which shall together constitute one instrument.

     8.7. Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to either party hereunder upon any breach or default by either party under this Agreement, shall impair any such right, power or remedy of the party not in default nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of either party of any breach or default of the other party under this Agreement, or any waiver on the part of either party of any provisions or conditions of this Agreement, must

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be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     8.8. Expenses. The Sellers and the Purchaser shall each bear their own expenses, including their own legal fees, incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

     8.9. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to either party.

     8.10. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

     8.11. Exclusive Jurisdiction of Courts in Illinois. Each of the parties hereto agrees to submit to the exclusive jurisdiction of the federal or state courts in the state of Illinois and consents to service of process with respect to all such courts by registered mail to it at its addresses set forth herein.

     8.12. Waiver of Jury Trial. The Parties hereby expressly waive any right they may have to a jury trial in any suit, action or proceeding existing under or relating to this Agreement or any of the other related documents.

                          [The Signature Page Follows]


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     The foregoing Agreement is hereby executed as of the first day written above.

  PURCHASER:

                             SECURITY ASSOCIATES INTERNATIONAL, INC.

                             By:   /s/ James S. Brannen
                                ---------------------------
                                  Name:  James S. Brannen
                                  Title:  President

  SELLER:

  Bobbie Conrad                              Dianne Freeman



  By:  /s/ William J. Gibbons             By:   /s/ William J. Gibbons
     -----------------------                  ---------------------------
     Name: William J. Gibbons                 Name: William J. Gibbons
     Title: Attorney-in-fact                  Title: Attorney-in-fact


     Anita M. Dalmar                         Phyllis V. Greinwald



  By:  /s/ William J. Gibbons             By:  /s/ William J. Gibbons
     ------------------------                -------------------------
     Name: William J. Gibbons                 Name: William J. Gibbons
     Title: Attorney-in-fact                  Title: Attorney-in-fact


  Robert H. Dilworth



  By:  /s/ William J. Gibbons
     ------------------------
     Name: William J. Gibbons
     Title: Attorney-in-fact



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